Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (File Nos. 333-260943, 333-264030, 333-270139, 333-277370, and 333-285179) on Form S-8 and the registration statement (File No. 333-271781) on Form S-3 of our reports dated February 12, 2026, with respect to the consolidated financial statements of Rivian Automotive, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Detroit, Michigan

February 12, 2026